Exhibit 99.1

Enhabit Home Health & Hospice
Announces Date of 2023 Third Quarter Earnings Call
Comments on Limited Waiver and Liquidity
DALLAS, TX – Oct. 4, 2023 – Enhabit, Inc. (NYSE: EHAB), a leading national home health and hospice provider, today provided updates on the timing for release of its results for the third quarter ended Sept. 30, 2023, and certain other matters.
The Company is in the process of closing its books for the third quarter ended Sept. 30, 2023, and will report its results on Nov. 7, 2023, and host a webcast and conference call on Nov. 8, 2023. Individuals who would like to participate in the conference call webcast should join 15 minutes before the scheduled start time.
•Nov. 8, 2023
•10:00 a.m. Eastern
•Toll-free: 888-660-6150
•International: 929-203-0843
•Conference ID: 5248158
•Internet website: https://events.q4inc.com/attendee/923162031
A link to the webcast of the conference call and online replay can be found on Enhabit’s investor website.
OTHER INFORMATION
As previously announced on a Form 8-K filed on Oct. 2, 2023, the Company entered into a Limited Waiver dated Sept. 29, 2023, with Wells Fargo Bank, National Association, as administrative agent under its existing Credit Agreement. Also as previously announced, Enhabit has launched a process to review strategic alternatives. Since the announcement, the Company has been working diligently with its advisors on this review process, and the process is ongoing. With respect to the Limited Waiver announced in the Form 8-K, Company President and Chief Executive Officer Barb Jacobsmeyer said, “As we work with our advisors and prospective strategic partners as part of our strategic review, out of an abundance of caution we chose to proactively reach out to our bank group to ensure we remain in compliance with our financial covenants.” At this time, the Company believes it has adequate liquidity. The Company has not drawn on its revolving credit facility in 2023. As of Sept. 30, 2023, the Company had total available liquidity of approximately $80 million, including cash and cash equivalents.

ABOUT ENHABIT HOME HEALTH & HOSPICE
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what's possible for patient care in the home. Enhabit’s team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 255 home health locations and 108 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
FORWARD-LOOKING STATEMENTS
Statements contained in this press release which are not historical facts, such as those relating to the status of our strategic alternatives review process and our current liquidity position and other future events are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, our ability to attract and retain key management personnel and healthcare professionals, potential disruptions or breaches of our or our vendors’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures, our ability to control costs, particularly labor and employee benefit costs and our ability to successfully pursue and complete a strategic transaction. Our Form 10-K and subsequent quarterly reports on Form 10-Q, each of which can be found on the Company’s website at http://investors.ehab.com and the SEC’s website at www.sec.gov, discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.
Investor Relations Contact
Jordan Loyd
InvestorRelations@ehab.com
469-860-6061

Media Contact
Erin Volbeda
Media@ehab.com
972-338-5141
5